UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

WHERE FOOD COMES FROM, INC.

(Exact name of registrant as specified in its charter)

Colorado	333-133634	48-1802805
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

221 Wilcox, Suite A Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 895-3002

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01

OTHER EVENTS

On June 12, 2015, John Saunders and Leann Saunders (the “Saunders”) notified Where Food Comes From, Inc. (the “Company”) that they had entered into a pre-arranged stock trading plan (the “Plan”) to sell specified amounts of common stock of the Company in certain circumstances. The Plan is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Under the Plan, the Saunders may sell up to 500,000 shares of the Company’s common stock at no less than $3.00 per share. The Saunders currently own 7,297,143 shares of common stock. The Plan will expire by its terms on June 30, 2019 unless terminated earlier. Except as may be otherwise required by law, the Company does not undertake to report on specific pre-arranged stock trading plans of officers or other persons affiliated with the company or on modifications or terminations of any such plan, including the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2015

WHERE FOOD COMES FROM, INC.

	By:	/s/ Dannette Henning
	Name:	Dannette Henning
	Title:	Chief Financial Officer